Exhibit 99.1

Keynote Reports First Fiscal Quarter 2011 Results

  Total Revenue was $24.8 Million for the First Fiscal Quarter of 2011, Compared to $20.7 Million for the First Fiscal Quarter of 2010
  GAAP Earnings per Diluted Share was $0.23 for the First Fiscal Quarter of 2011, Compared to $0.07 for the Same Period a Year Ago
  Adjusted EBITDA was $6.1 Million, or 24% of Revenue, for the First Fiscal Quarter of 2011, Compared to $3.8 Million, or 18% of Revenue, for the First Fiscal Quarter of 2010
  Revenue, GAAP Earnings Per Share and Non-GAAP Earnings Per Share Exceeded Company Guidance
  Board Approves a Quarterly Cash Dividend of $0.06 per Share

SAN MATEO, Calif.--(BUSINESS WIRE)--January 25, 2011--Keynote® Systems (NASDAQ: KEYN), the global leader in Internet and mobile cloud monitoring, reported financial results for its first fiscal quarter ended December 31, 2010.

Umang Gupta, Chairman and CEO of Keynote, said: “The record revenue achieved during the first fiscal quarter of 2011 validates the strong business momentum in both our mobile and Internet businesses. We grew revenue 20%, to $24.8 million, compared to the same quarter a year ago and also reported $6.1 million in adjusted EBITDA which represents a 24% margin. Even if we exclude the approximately $2.0 million effect of an accounting standards change to our revenue, our results reflect the shift in our growth trajectory and highlight the operating leverage in our model as we scale our business.”

First Quarter 2011 Financial Summary

Revenue for the first fiscal quarter of 2011 was $24.8 million, compared to $20.7 million in the first fiscal quarter of 2010. Operating income for the first fiscal quarter of 2011 was $3.7 million, compared to $1.1 million in the first fiscal quarter of 2010. Net income for the first fiscal quarter of 2011 was $3.6 million, or $0.23 per diluted share, compared to net income of $981,000, or $0.07 per diluted share, for the first fiscal quarter of 2010.

Non-GAAP net income for the first fiscal quarter of 2011 was $5.1 million, or $0.32 per diluted share, compared to $2.5 million, or $0.17 per diluted share, for the first fiscal quarter of 2010. The company defines non-GAAP net income (loss) as GAAP net income (loss) adjusted for the provision for income taxes less cash taxes from on-going operations, stock-based compensation expense, and amortization of purchased intangibles. Non-GAAP earnings (loss) per share equals non-GAAP net income (loss) divided by the diluted weighted average shares outstanding for the period.

Management also believes the non-GAAP figure of adjusted earnings before interest income, taxes, depreciation, amortization, stock-based compensation, and other income (expenses), net (Adjusted EBITDA) provides a useful measure of operations. Adjusted EBITDA for the first fiscal quarter of 2011 was $6.1 million, or 24% of revenue, compared to $3.8 million, or 18% of revenue, in the first fiscal quarter of 2010.

Cash provided by operating activities for the first fiscal quarter of 2011 was $2.3 million, compared to cash used in operating activities of $95,000 in the first fiscal quarter of 2010. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology. The company generated free cash flow of $1.9 million in the first fiscal quarter of 2011, compared to using free cash flow of $870,000 in the first fiscal quarter of 2010.

At December 31, 2010, Keynote had $69.1 million in total cash, cash equivalents and short-term investments. Keynote’s net deferred revenue was $19.1 million at December 31, 2010, compared to $14.7 million at December 31, 2009. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $27.3 million at December 31, 2010, compared to $23.4 million at December 31, 2009.

The total shares outstanding at December 31, 2010 were 15.2 million, compared to 14.5 million at December 31, 2009.

Quarterly Cash Dividend

The board of directors approves a quarterly cash dividend of $0.06 per common share, payable March 15, 2011 to common stockholders of record at the close of business on March 1, 2011.

Expectations for the Second Quarter of Fiscal Year 2011

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the second fiscal quarter of 2011:

  Total revenue is expected to be between $23 million and $24 million.
  GAAP earnings per diluted share are expected to be between $0.09 and $0.15.
  Non-GAAP earnings per diluted share are expected to be between $0.18 and $0.24.

The above guidance is based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.3 million. Depreciation is expected to be approximately $1.1 million. Interest income and other, net is expected to be approximately $100,000, assuming no material changes in interest rates, foreign exchange rates and currently planned uses of cash. Cash taxes paid from on-going operations is expected to be $150,000. Diluted weighted average shares outstanding are expected to be approximately 15.9 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm (PST) today, January 25, 2011. To access the call in the U.S., please dial (800) 471-6718, and for international callers dial (630) 691-2735. Callers may provide the following confirmation number 28775475 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining. The conference call will also be broadcast live over the Internet and available for replay for 90 days at www.keynote.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 843-7419, and for international callers dial (630) 652-3042 and enter access code 28775475#.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s future growth, expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, the impact of new accounting standards and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact global economic conditions will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates, the risk that the increase in Keynote’s revenue for the past two quarters may not be sustained, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2010, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP earnings per share, Adjusted EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income (loss) is calculated by adjusting GAAP net income (loss) for the provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings (loss) per share are calculated by dividing Non-GAAP net income (loss) by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase of property, equipment, software and acquired technology. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization, stock-based compensation and other income (expense), net. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (NASDAQ: "KEYN") is the global leader in Internet and mobile cloud monitoring. We provide companies with solutions for continuously improving the online experience. Founded in 1995, Keynote provides testing, monitoring and measurement products and services for any enterprise including online portals, e-commerce sites, B2B sites, mobile operators and mobile infrastructure providers. Keynote products and services help companies improve customer experience in four areas: Web performance, mobile quality, streaming and real user experience testing.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading on-demand infrastructure of over 3,000 measurement computers and mobile devices in over 275 locations around the world. Keynote's 2,800 customers represent top Internet and mobile companies including American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Keynote®, DataPulse®, CustomerScope®, Keynote CE Rankings®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote Traffic Perspective®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote® , SIGOS®, SITE®, Keynote™, The Mobile & Internet Performance Authority™, Screen Sensing Technology and Keynote FlexUse™ are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners. © 2010 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 31,	Sep 30,	Dec 31,
	2010	2010	2009

Net revenue:	$24,833	$20,513	$20,709
Costs and expenses:
Costs of revenue:
Direct costs of revenue	5,843	5,477	5,403
Development	3,035	2,894	3,145
Operations	1,911	1,900	1,891
Amortization of intangible assets-software	419	419	298
Total costs of revenue	11,208	10,690	10,737
Sales and marketing	7,193	6,469	6,328
General and administrative	2,848	2,630	2,642
Excess occupancy income, net	(246)	(545)	(308)
Amortization of intangible assets - other	151	142	182
Total costs and expenses	21,154	19,386	19,581
Income from operations	3,679	1,127	1,128
Interest income and other, net	216	145	93
Income before provision for income taxes	3,895	1,272	1,221
Provision for income taxes	(268)	(108)	(240)
Net income	$3,627	$1,164	$981

Net income per share:
Basic	$0.24	$0.08	$0.07
Diluted	$0.23	$0.08	$0.07
Weighted average common shares outstanding:
Basic	15,006	14,910	14,514
Diluted	15,724	15,161	14,756

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2010	September 30, 2010

Assets
Current assets:
Cash, cash equivalents and short-term investments	$ 69,141	$ 66,352
Accounts receivable, net	11,537	9,094
Prepaids, deferred costs and other current assets	4,031	3,571
Inventories	1,689	1,286
Deferred tax assets	3,681	3,749
Total current assets	90,079	84,052
Deferred costs and other long-term assets	781	1,599
Property and equipment, net	32,958	33,432
Goodwill	62,397	63,166
Identifiable intangible assets, net	3,324	3,914
Deferred tax assets	352	359
Total assets	$ 189,891	$ 186,522

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 2,084	$ 1,748
Accrued expenses	8,409	7,945
Deferred revenue	17,296	19,539
Total current liabilities	27,789	29,232
Deferred rent and other long term liabilities	3,594	3,605
Long-term deferred revenue	1,770	1,926
Long-term deferred tax liability	415	395
Total liabilities	33,568	35,158

Stockholders' equity:
Common stock	15	15
Additional paid-in capital	289,323	286,761
Accumulated deficit	(134,301)	(137,928)
Accumulated other comprehensive income	1,286	2,516
Total stockholders' equity	156,323	151,364
Total liabilities and stockholders' equity	$ 189,891	$ 186,522

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 31,	Sep 30,	Dec 31,
	2010	2010	2009

Revenue Categories *
Internet:
Web measurement subscriptions	$7,275	$7,105	$6,170
Other subscriptions	3,448	3,154	3,665
Engagements	2,185	2,187	2,544
Internet net revenue	12,908	12,446	12,379
Mobile:
Subscriptions	3,195	2,770	2,374
Ratable licenses	4,571	5,297	5,956
System licenses	1,992	-	-
Maintenance and support	2,167	-	-
Mobile net revenue	11,925	8,067	8,330
Net revenue	$24,833	$20,513	$20,709

Non-GAAP Net Income and Income Per Share
GAAP net income	$3,627	$1,164	$981
Provision for income taxes	268	108	240
Stock-based compensation **	795	818	1,003
Amortization of intangible assets - other	151	142	182
Amortization of intangible assets - software	419	419	298
Non-GAAP income before income tax	5,260	2,651	2,704
Cash taxes from on-going operations	(166)	(205)	(164)
Non-GAAP net income	$5,094	$2,446	$2,540
Weighted average diluted common shares outstanding	15,724	15,161	14,756
Non-GAAP income per share	$0.32	$0.16	$0.17

Adjusted EBITDA
GAAP net income	$3,627	$1,164	$981
Provision for income taxes	268	108	240
Interest income and other, net	(216)	(145)	(93)
Stock-based compensation **	795	818	1,003
Amortization of intangible assets - other	151	142	182
Amortization of intangible assets - software	419	419	298
Depreciation	1,006	1,081	1,197
Adjusted EBITDA	$6,050	$3,587	$3,808
** Stock-based compensation by category
Direct costs of revenue	$96	$106	$137
Development	177	174	229
Operations	107	112	134
Sales and marketing	291	308	364
General and administrative	124	118	139
	$795	$818	$1,003

* Effective with fiscal year 2011, new revenue accounting guidance was adopted by the Company that had the primary effect of recognizing SITE systems revenue, excluding maintenance, at the time of acceptance rather than ratably over the contract term. SITE orders received after fiscal year 2010 are reported as System licenses for the hardware and software elements of those contracts and as Maintenance and Support for the remaining elements. SITE orders received prior to the beginning of fiscal year 2011 continue to be recognized ratably and are reported as Ratable license revenue.

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30

FY 2011*
Internet:
Web measurement subscriptions	$7,275	-	-	-	$7,275
Other subscriptions	3,448	-	-	-	3,448
Engagements	2,185	-	-	-	2,185
Internet net revenue	12,908	-	-	-	12,908
Mobile:
Subscriptions	3,195	-	-	-	3,195
Ratable licenses	4,571	-	-	-	4,571
System licenses	1,992	-	-	-	1,992
Maintenance and support	2,167	-	-	-	2,167
Mobile net revenue	11,925	-	-	-	11,925
Net revenue	$24,833	-	-	-	$24,833

FY 2010
Internet:
Web measurement subscriptions	$6,170	$6,593	$6,584	$7,105	$26,452
Other subscriptions	3,665	2,569	2,648	3,154	12,036
Engagements	2,544	1,893	2,164	2,187	8,788
Internet net revenue	12,379	11,055	11,396	12,446	47,276
Mobile:
Subscriptions	2,374	2,510	2,718	2,770	10,372
Ratable licenses	5,956	5,791	5,159	5,297	22,203
Mobile net revenue	8,330	8,301	7,877	8,067	32,575
Net revenue	$20,709	$19,356	$19,273	$20,513	$79,851

FY 2009
Internet:
Web measurement subscriptions	$7,209	$6,572	$6,621	$6,370	$26,772
Other subscriptions	2,455	2,761	2,782	2,812	10,810
Engagements	3,121	2,308	2,324	2,134	9,887
Internet net revenue	12,785	11,641	11,727	11,316	47,469
Mobile:
Subscriptions	1,809	2,008	2,052	2,146	8,015
Ratable licenses	6,043	5,915	6,390	6,275	24,623
Mobile net revenue	7,852	7,923	8,442	8,421	32,638
Net revenue	$20,637	$19,564	$20,169	$19,737	$80,107

FY 2008
Internet:
Web measurement subscriptions	$6,828	$6,798	$6,863	$7,348	$27,837
Other subscriptions	2,704	2,640	2,666	2,585	10,595
Engagements	2,846	1,937	2,631	2,360	9,774
Internet net revenue	12,378	11,375	12,160	12,293	48,206
Mobile:
Subscriptions	1,340	1,654	1,912	1,976	6,882
Ratable licenses	4,002	4,605	6,426	6,787	21,820
Mobile net revenue	5,342	6,259	8,338	8,763	28,702
Net revenue	$17,720	$17,634	$20,498	$21,056	$76,908

* Effective with fiscal year 2011, new revenue accounting guidance was adopted by the Company that had the primary effect of recognizing SITE systems revenue, excluding maintenance, at the time of acceptance rather than ratably over the contract term. SITE orders received after fiscal year 2010 are reported as System licenses for the hardware and software elements of those contracts and as Maintenance and Support for the remaining elements. SITE orders received prior to the beginning of fiscal year 2011 continue to be recognized ratably and are reported as Ratable license revenue.

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30

FY 2011
Total Revenue	$24,833	-	-	-	$24,833
Cash Flow from Operations	$2,324	-	-	-	$2,324
% of Revenue	9%	-	-	-	9%
Purchase of PP&E	$470	-	-	-	$470
Free Cash Flow *	$1,854	-	-	-	$1,854
% of Revenue	7%	-	-	-	7%

FY 2010
Total Revenue	$20,709	$19,356	$19,273	$20,513	$79,851
Cash Flow from Operations	$(95)	$1,749	$6,272	$4,805	$12,731
% of Revenue	(0%)	9%	33%	23%	16%
Purchase of PP&E	$775	$653	$961	$840	$3,229
Free Cash Flow *	$(870)	$1,096	$5,311	$3,965	$9,502
% of Revenue	(4%)	6%	28%	19%	12%

FY 2009
Total Revenue	$20,637	$19,564	$20,169	$19,737	$80,107
Cash Flow from Operations	$2,020	$1,249	$4,151	$1,379	$8,799
% of Revenue	10%	6%	21%	7%	11%
Purchase of PP&E	$661	$736	$1,199	$848	$3,444
Free Cash Flow *	$1,359	$513	$2,952	$531	$5,355
% of Revenue	7%	3%	15%	3%	7%

FY 2008
Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908
Cash Flow from Operations	$330	$2,527	$1,522	$901	$5,280
% of Revenue	2%	14%	7%	4%	7%
Purchase of PP&E	$1,351	$1,034	$1,602	$4,435	$8,422
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(3,534)	$(3,142)
% of Revenue	(6%)	8%	(0%)	(17%)	(4%)

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(in thousands)
(unaudited)

	December 31, 2010	September 30, 2010	December 31, 2009

Deferred revenue, net
Domestic	$4,172	$4,631	$4,975
International	14,894	16,834	9,676
Total	19,066	21,465	14,651

Add back: unpaid deferred revenue
Domestic	3,464	2,584	2,313
International	4,723	3,191	6,483
Total	8,187	5,775	8,796

Deferred revenue, gross
Domestic	7,636	7,215	7,288
International	19,617	20,025	16,159
Total	$27,253	$27,240	$23,447

CONTACT:
Keynote Systems, Inc.
Tim Dien, 415-433-3777 (Investor Relations)
tdien@lhai.com
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com